EXHIBIT 23.3

                         INDEPENDENT AUDITORS' CONSENT

The Board of Directors and Shareholders
VIALOG Corporation:

   We consent to the incorporation by reference herein of our report dated July 2, 1998, relating to the balance sheets of Telephone Business Meetings, Inc. as of December 31, 1995 and 1996, and the related statements of operations, stockholders' equity and cash flows for the year ended December 31, 1994, the period January 1, 1995 to April 9, 1995, the period April 10, 1995 to December 31, 1995, the year ended December 31, 1996 and for the period January 1, 1997 to November 12, 1997, which report appears in the December 31, 1999 annual report on Form 10-K/A of VIALOG Corporation, and to the reference to our firm under the heading "Experts" in the proxy statement/prospectus and registration statement on Form F-4 (No. 333-55392) which is made a part of this March 23, 2001 Form F-4 Registration Statement of Genesys S.A. filed pursuant to Rule 462(b) under the Securities Act of 1933 for the registration of its ordinary shares.


/s/ KPMG LLP

Boston, Massachusetts
March 22, 2001